OXFORD HEALTH PLANS, INC.

FIRST AMENDMENT
TO CREDIT AGREEMENT

          This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 6, 2001 and entered into by and among Oxford Health Plans, Inc., a Delaware corporation (“Company”), Oxford Benefit Management, Inc., as a Credit Support Party (the “Credit Support Party”), the financial institutions listed on the signature pages hereof (“Lenders”), Credit Suisse First Boston, as Administrative Agent for Lenders (“Administrative Agent”), Deutsche Banc.Alex.Brown Inc., formerly known as Deutsche Bank Securities Inc., as Syndication Agent (the “Syndication Agent”) and Credit Lyonnais New York Branch, as Documentation Agent (the “Documentation Agent”), and is made with reference to that certain Credit Agreement dated as of December 22, 2000 (the "Credit Agreement”), by and among Company, Lenders, Agent, Syndication Agent and Documentation Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITAL

          WHEREAS, Company and Lenders desire to amend the Credit Agreement to permit Company increased ability to repurchase shares of its common stock, to make certain capital contributions to Regulated Subsidiaries, to allow Company and its Subsidiaries to incur additional Indebtedness, to amend certain definitions and to make certain other related changes, all as more specifically set forth herein;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

          1.1 Amendments to Subsection 1.1: Defined Terms

          A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the phrase “minus the sum of the aggregate Term Loan Exposure and the aggregate Revolving Loan Exposure for all Lenders on such date.” from the definition of “Available Cash” and by substituting therefor the following:

“minus the sum of (i) $75,000,000 plus (ii) the Total Utilization of Revolving Loan Commitments on such date.”

          B. Subsection 1.1 of the Credit Agreement is hereby further amended by adding at the end of the definition of “Capital Contributions” the following:

“and provided that amounts contributed by Company to a Regulated Subsidiary which would otherwise be restricted assets of Company under the terms of

Company’s tax-sharing agreement with the Regulated Subsidiaries shall not be deemed a Capital Contribution.”

          C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting clause (c) from the definition of “Company Cash Flow” and by substituting therefor the following:

"(c) contributions to capital or loans to a Regulated Subsidiary (other than amounts paid in respect of intercompany accounts receivable and accounts payable incurred in the ordinary course of business, and other than amounts contributed by Company to a Regulated Subsidiary which would otherwise be a restricted asset of Company under the terms of Company’s tax-sharing agreement with the Regulated Subsidiaries)”

          D. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Company Excess Cash Flow” therefrom. After giving effect to the deletion of this defined term, all references within the Credit Agreement to “Company Excess Cash Flow” shall no longer have any force and effect.

          E. Subsection 1.1 of the Credit Agreement is hereby amended to add an additional definition “Extended Maturity Indebtedness” to read as follows:

          “Extended Maturity Indebtedness” means one or more issuances of Indebtedness of Company and its Subsidiaries in an initial aggregate principal amount not exceeding $300,000,000 (x) having a final stated maturity no earlier than the six month anniversary of the final stated maturity of the Term Loans and percentage amortization no greater than the amortization of the Term Loans (i.e., Extended Maturity Indebtedness must have an averaged weighted life to maturity longer than the Term Loans), (y) which may be included within this Agreement as increased Commitments hereunder and as a separate Class pursuant to an appropriate agreement of joinder (making appropriate modifications to this Agreement which could be approved by the action of Requisite Lenders) executed by Company, Administrative Agent and the lenders committing to provide such additional Indebtedness, and (z) if made pursuant to increased Commitments under this Agreement, which may be equally and ratably secured with the obligations under the Collateral Documents and receive the equal and ratable benefit of the Subsidiary Guaranty”

          1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans

          A. Subsection 2.4B(iii) of the Credit Agreement is hereby amended by deleting clause (c) therefrom and by inserting in lieu thereof the following:

"(c) Prepayments and Reductions Due to Issuance of Indebtedness. No later than the first Business Day following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of reasonable and customary underwriting discounts and commissions, financial advisory or placement fees and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being “Net Debt Securities Proceeds") from the issuance of any debt Securities of Company or any of its Subsidiaries after the Closing Date (other than Extended Maturity Indebtedness permitted by subsection 7.1(x)), Company shall prepay the Loans and/or permanently reduce the Revolving Loan Commitments in an aggregate amount equal to 100% of such Net Debt Securities Proceeds; provided that, if Net Debt Securities Proceeds otherwise required to be used to prepay the Loans by this clause (c) at any time do not equal or exceed $5,000,000, Company may defer prepayment and/or reduction of the Revolving Loan Commitments until aggregate Net Debt Securities Proceeds equal at least $5,000,000, such deferral to be evidenced by an Officers’ Certificate setting forth the calculation of the Net Debt Securities Proceeds.”

          B. Subsection 2.4B(iii) of the Credit Agreement is hereby amended by deleting 2.4B(iii)(d) therefrom.

          C. Subsection 2.4B(i) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof to read as follows:

          “Notwithstanding anything in the foregoing provisions of this subsection 2.4B(i), if Company incurs additional Extended Maturity Indebtedness as increased Commitments under this Agreement, Company shall make a proportionate voluntary prepayment of the Extended Maturity Indebtedness concurrently with each voluntary prepayment of the Term Loans.”

          D. Subsection 2.4B(iv)(b) of the Credit Agreement is hereby amended to add a final sentence thereto to read as follows:

          “Notwithstanding anything in the foregoing provisions of this subsection 2.4B(iv) to the contrary, the amount of any mandatory prepayment otherwise to be made on the Term Loans shall be reduced by an amount sufficient to permit a proportionate mandatory prepayment of Extended Maturity Indebtedness and Company shall make a mandatory prepayment in such amount on such Indebtedness; provided, however, that such proportionate mandatory prepayment of Extended Maturity Indebtedness need only be made if such Extended Maturity Indebtedness is incurred as increased Commitments hereunder.”

          1.3 Amendments to Section 7: Negative Covenants

          A. Subsection 7.1 of the Credit Agreement is hereby amended by adding the following Subsection 7.1(x):

"(x) Company may become and remain liable with respect to Extended Maturity Indebtedness.”

          B. Subsection 7.2C is hereby amended to add an introductory clause to read as follows:

          “Except for a provision substantially identical to this subsection 7.2C in an agreement evidencing Extended Maturity Indebtedness, neither....”

The remainder of such subsection is unchanged.

          C. Subsection 7.3(ii) of the Credit Agreement is hereby amended by deleting clause (a) therefrom and by inserting in lieu thereof the following:

"(a) make Capital Contributions and own any resulting additional equity Investments in any Regulated Subsidiary and make capital contributions to the Regulated Subsidiaries of amounts which would otherwise be restricted assets of Company under the terms of Company’s tax-sharing agreement with the Regulated Subsidiaries”

          D. Subsection 7.3(vii) of the Credit Agreement is hereby amended by deleting the phrase “(other than intercompany accounts receivable and accounts payable incurred in the ordinary course of business)” and by inserting in lieu thereof the following:

"(other than intercompany accounts receivable and accounts payable incurred in the ordinary course of business and other than amounts contributed by Company to a Regulated Subsidiary which would otherwise be a restricted asset of Company under the terms of Company’s tax-sharing agreement with the Regulated Subsidiaries)”

          E. Subsection 7.4 of the Credit Agreement is hereby amended by deleting clause (i) therefrom and by substituting in lieu thereof the following:

"(i) Subsidiaries of the Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty or and such Subsidiaries party to the Subsidiary Guaranty may become and remain liable with respect to Contingent Obligations in respect of Extended Maturity Indebtedness.”

          F. Subsection 7.5 of the Credit Agreement is hereby amended by deleting the phrase “(other than intercompany accounts receivable and accounts payable incurred in the ordinary course of business)” and by inserting in lieu thereof the following:

"(other than intercompany accounts receivable and accounts payable incurred in the ordinary course of business and other than amounts contributed by Company to a Regulated Subsidiary which would otherwise be a restricted asset of Company under the terms of Company’s tax-sharing agreement with the Regulated Subsidiaries)”

          G. Subsection 7.6C of the Credit Agreement is hereby amended by adding at the end thereof the following:

“and aggregate repurchases of Company common stock permitted by subsection 7.5.”

Section 2. CONFORMING MODIFICATIONS OF COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY
                   AND AGREEMENT OF JOINDER

          By their execution and delivery of this Amendment, Lenders approve, consent and agree that (y) Company, Administrative Agent and the lenders providing the Extended Maturity Indebtedness may execute and deliver an appropriate agreement of joinder wherein such Lenders become a separate “Class” of “Lenders” with “Commitments” hereunder and such agreement of joinder may make any other appropriate modifications of this Agreement to effect the addition of Extended Maturity Indebtedness as increased Commitments hereunder, all without any further approval, consent or agreement of Lenders hereunder; provided any such modification shall have otherwise but for this Section 2 required only the consent of Requisite Lenders, and (z) if such

Extended Maturity Indebtedness is incurred as increased Commitments hereunder, the Collateral Documents and the Subsidiary Guaranty may be appropriately modified pursuant to documentation acceptable to the Administrative Agent to provide for equal and ratable security and equal and ratable guaranty benefits, respectively, for the Extended Maturity Indebtedness.

Section 3. CONDITIONS TO EFFECTIVENESS

          Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):

          A. On or before the Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Amendment Effective Date:

1.	Signature and incumbency certificates of its officers executing this Amendment;

2.	Copies of this Amendment executed by Company and the Credit Support Party.

          B. Company shall pay to each Lender executing this Amendment on or before July 6, 2001, by the close of business, New York time, on July 9, 2001, a consent fee equal to 0.125% multiplied by the sum of (a) such Lender’s Term Loan Exposure plus (b) such Lender’s Revolving Loan Commitment.

          C. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          D. Requisite Lenders and Administrative Agent shall have executed and delivered copies of this Amendment to Administrative Agent.

Section 4. REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement and the other Loan Documents in the manner provided herein, Company and the Credit Support Party represent and warrant to each Lender that the following statements are true, correct and complete:

          A. Corporate Power and Authority. Each of Company and the Credit Support Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents as amended by this Amendment (the “Amended Agreements”).

          B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreements have been duly authorized by all necessary corporate action on the part of Company and the Credit Support Party.

          C. No Conflict. The execution and delivery by Company and the Credit Support Party of this Amendment and the performance by Company and the Credit Support Party of the Amended Agreements does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

          D. Governmental Consents. The execution and delivery by Company and the Credit Support Party of this Amendment and the performance by Company and the Credit Support Party of the Amended Agreements does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          E. Binding Obligation. This Amendment and the Amended Agreements have been duly executed and delivered by Company and the Credit Support Party and are the legally valid and binding obligations of Company and the Credit Support Party, enforceable against Company and the Credit Support Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 5. ACKNOWLEDGEMENT AND CONSENT

          Company is a party to the certain Collateral Documents, pursuant to which Company has created Liens in favor of Agent on certain Collateral to secure the Obligations. The Credit Support Party is party to the Subsidiary Guaranty and certain Collateral Documents specified in the Credit Agreement, in each case as amended through the Amendment Effective Date, pursuant to which the Credit Support Party has (i) guarantied the Obligations pursuant to the Subsidiary Guaranty and (ii) granted a security interest in and pledged certain Collateral to Agent to secure the obligations of such Subsidiary under such Subsidiary Guaranty pursuant to such Collateral Documents. Company and the Credit Support Party are collectively referred to herein as the “Credit Support Parties and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the “Credit Support Documents”.

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and the other Loan Documents and this Amendment and consents to the Credit Agreement as amended by the First Amendment and to the amendment of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations,” “Guarantied Obligations” and “Secured Obligations,” as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations,” “Guarantied Obligations” or “Secured Obligations,” as the case may be, in respect of the Obligations of Company and the Credit Support Parties now or hereafter existing under or in respect of the Amended Agreements and the Notes defined therein.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreements and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6. MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Amendment Effective Date, each reference in the Credit Agreement or the other Loan Documents amended hereby to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement or such other Loan Document shall mean and be a reference to the Amended Agreements.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OXFORD HEALTH PLANS, INC

By:

Name:

Title:

OXFORD BENEFIT MANAGEMENT, INC., as a Credit Support Party

By:

Name:

Title:

S-1

CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent

By:

Name:

Title:

S-2

By:

Name:

Title:

S-3